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                                                                 Exhibit 10.39.1

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

     THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of the 21st day of May, 2003, by and among AMERIGROUP FLORIDA, INC., a Florida corporation ("Buyer"), AVMED, INC., a Florida not-for-profit corporation ("Seller"), and SANTAFE HEALTHCARE, INC., a Florida not-for-profit corporation ("Seller's Parent"). (Capitalized terms not defined when used herein shall have the respective meanings ascribed to such terms under the Asset Purchase Agreement described below.)

                                    RECITALS:

     A. The parties hereto have entered into an Asset Purchase Agreement dated as of March 15, 2003 (the "Asset Purchase Agreement"), pursuant to which Seller has agreed to sell to Buyer, and Buyer has agreed to buy from Seller, all of Seller's rights in and to the Special Intangible Medicaid Assets.

     B. Under the Asset Purchase Agreement, the Purchase Price is determined preliminarily at Closing based on the Closing Transferred Membership and then definitively adjusted based on the Reconciled Transferred Membership (the "Reconciliation Mechanism").

     C. The Reconciliation Mechanism assumed that the rights of the Members to disenroll or opt-out of Buyer's health plan after Closing would not be expanded as a result of the terms of the Closing Governmental Authorizations and, therefore, the conditions to Closing included, among other things, the following: (1) the absence of any Closing Governmental Authorization which would require notice to Members advising them of any right to disenroll from or opt-out of Buyer's Medicaid Plan on or after the Effective Date (a "Notice Regarding Post-Effective Date Opt-Out Rights"), and (2) AHCA's delivery of a written approval which includes, among other things, an assurance that neither AHCA nor CMS will require or send any Notice Regarding Post-Effective Date Opt-Out Rights (the "Assurance").

     D. AHCA has not delivered the Assurance with the approvals given to date because the notices that it is requiring (the "AHCA Required Notices") are not being pre-approved by CMS.

     E. Buyer will waive the condition related to the delivery of the Assurance if the Reconciliation Mechanism is modified to address any Notice Regarding Post-Effective Date Opt-Out Rights that may be required by CMS.

     F. The parties desire to amend the Asset Purchase Agreement to include such modifications to the Reconciliation Mechanism and to address certain additional issues related to the Transaction, all on the terms set forth below.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and Ten Dollars ($10.00) cash in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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     1. (a) Subject to Section 1(c) below, if on or before the date Buyer delivers to Seller Buyer's Adjustment Statement, CMS requires or sends a Notice Regarding Post-Effective Date Opt-Out Rights, the Reconciliation Month shall be amended hereby to be the later of the fourth month after Closing in which capitation is paid, and (ii) the first month in which capitation is paid after the expiration of the post-Effective Date disenrollment/opt-out period required by CMS in the Notice Regarding Post-Effective Date Opt-Out Rights, and the reconciliation process required by Section 3.2(e) of the Asset Purchase Agreement will be deferred until such new Reconciliation Month.

          (b) Subject to Section 1(c) below:

               (i) If after Buyer delivers to Seller Buyer's Adjustment Statement but prior to the one hundred eightieth (180th) day after the Effective Date CMS requires or sends a Notice Regarding Post-Effective Date Opt-Out Rights (the "Special CMS Notice"), the reconciliation process required by Section 3.2(e) of the Asset Purchase Agreement and the settlements required by Sections
3.2 and 3.3 of the Asset Purchase Agreement shall be effected; however, an additional reconciliation shall thereafter be performed as described below to determine the Members who were included in the Reconciled Transferred Membership but who voluntarily disenrolled from or opted-out of Buyer's Medicaid Plan during the period between the date that the Special CMS Notice was sent and the end of the post-Effective Date disenrollment/opt-out period (the "Special Voluntary Opt-Out Members").

               (ii) Within ten (10) business days of receipt of the enrollment tape for the first month in which capitation is paid after the expiration of the post-Effective Date disenrollment/opt-out period specified in the Special CMS Notice (the "Special Reconciliation Month"), Buyer shall deliver to Seller a statement identifying the Special Voluntary Opt-Out Members (the "Buyer's Special Reconciliation Statement"), together with a list of the Reconciled Transferred Membership and the enrollment tape for the Special Reconciliation Month. Buyer's Special Reconciliation Statement shall be deemed definitively determined and final and binding on the Parties unless Seller objects in writing within ten (10) business days of its receipt of Buyer's Special Reconciliation Statement and provides a written statement identifying the Special Voluntary Opt-Out Members (the "Seller's Special Reconciliation Statement"). Failing timely objection in accordance with the preceding sentence, the Buyer's Special Reconciliation Statement shall be deemed the Definitive Adjustment Statement (defined below). If Seller submits a timely objection (including Seller's Special Reconciliation Statement), Seller and Buyer shall work in good faith to resolve the dispute, and any mutual agreement of Buyer and Seller with respect to the Special Voluntary Opt-Out Members and the Purchase Price shall be deemed the Definitive Adjustment Statement. If Seller and Buyer cannot agree on a final and binding calculation of the Special Voluntary Opt-Out Members within ten (10) days of Seller's delivery to Buyer of a timely objection with Seller's Special Reconciliation Statement, Seller and Buyer shall submit the list of the Reconciled Transferred Membership and the enrollment tape for the Special Reconciliation Month and Buyer's Special Reconciliation Statement and Seller's Special Reconciliation Statement to PricewaterhouseCoopers or other mutually acceptable nationally-qualified accounting firm (the "Independent Accounting Firm") for preparation of the Definitive Adjustment Statement. The Independent Accounting Firm's preparation of the Definitive Adjustment Statement shall consist solely and exclusively of (A)

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reviewing the list of the Reconciled Transferred Members and the enrollment tape for the Special Reconciliation Month and (B) identifying the Special Voluntary Opt-Out Members solely based on its review of such list and tape. Within fifteen
(15) days after the Parties' submission of the dispute, the Independent Accounting Firm shall complete the preparation of the Definitive Adjustment Statement and deliver it to Seller and Buyer, which shall upon such delivery be final and binding on the Parties. The costs and fees of the Independent Accounting Firm incurred in connection with the preparation of the Definitive Adjustment Statement shall be paid by the Party (Buyer or Seller, as the case may be) whose calculation of the number of Special Voluntary Opt-Out Members is furthest from the number set forth in the Definitive Adjustment Statement. The "Definitive Adjustment Statement" shall be the statement of the definitively determined and final and binding calculation of the Special Voluntary Opt-Out Members, whether determined by (1) Seller's failure to timely object to Buyer's Special Reconciliation Statement, (2) the parties' mutual agreement if Seller submits a timely objection to Buyer's Special Reconciliation Statement, or (3) the Independent Accounting Firm.

               (iii) Within five (5) days after the Definitive Adjustment Statement is final and binding, Seller shall return to Buyer a cash amount equal to the product determined by multiplying (x) $322.58 by (y) the number of Special Voluntary Opt-Out Members set forth in the Definitive Adjustment Statement. The Purchase Price shall be adjusted to take into account any amount so returned to Buyer.

          (c) If any of the conditions set forth below are satisfied and prior to the satisfaction of such conditions CMS has not required or sent a Notice Regarding Post-Effective Date Opt-Out Rights, then the amendments made by Sections 1(a) and 1(b) above shall be null, void and of no further force or effect:

               (i) CMS notifies Seller and Buyer in writing that no notices to Members (other than the AHCA Required Notices) will be required in connection with the consummation of the transaction or the enrollment of the Members with Buyer's Medicaid Plan on the Effective Date;

               (ii) AHCA delivers a letter to Seller and Buyer with the Assurance; or

               (iii) (A) the letter that AHCA is required to deliver to CMS in connection with the approval process is delivered to CMS and identifies the principal conditions that AHCA has required in connection with the consummation of the transaction (including the AHCA Required Notices), describes the AHCA Required Notices and includes copies of them, and indicates that it is AHCA's understanding that CMS will not require that the Members be given any additional notices in connection with the consummation of the transaction or the enrollment of the Members in Buyer's Medicaid Plan, and (B) in response, CMS acknowledges in writing that the conditions imposed by AHCA were sufficient or confirms that AHCA's understanding was correct.

     2. The parties acknowledge and agree that Seller desires to have the marketing personnel set forth on Schedule 1 attached hereto (the "Seller's Marketing Representatives") become employees of Buyer as of June 19, 2003, instead of on the Effective Date, and Buyer intends to hire such employees as of June 19, 2003. Without waiving any conditions to Closing

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or Buyer's hiring prerogatives, the parties hereby agree that the language in the third sentence of Section 7.3(g) of the Asset Purchase Agreement is hereby amended by inserting the following at the end of such sentence:

          "provided, the foregoing notwithstanding, Seller shall accept the resignation of Seller's Marketing Representatives as of June 18, 2003, and such employees may become employed with Buyer from and after such date."

     3. Except as modified by the provisions of this Amendment, all of the terms of the Asset Purchase Agreement shall remain in full force and effect.

     4. This Amendment may be executed in any number of counterparts, and by each party on a separate counterpart, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                        AMERIGROUP FLORIDA, INC.


                                        By:                               (SEAL)
                                           -------------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------


                                        AVMED, INC.


                                        By:                               (SEAL)
                                           -------------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------


                                        SANTAFE HEALTHCARE, INC.


                                        By:                               (SEAL)
                                           -------------------------------
                                           Name:
                                                --------------------------
                                           Title:
                                                 -------------------------

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